Exhibit 99.1

Vestis Appoints Keith Meister to the Board of Directors

ATLANTA -- (BUSINESS WIRE) -- Vestis Corporation (NYSE: VSTS) (“Vestis” or the “Company”), a leading provider of uniforms and workplace supplies, today announced the appointment of Keith Meister to the Company’s Board of Directors, effective immediately. His appointment increases the size of the Board from eight to nine directors, seven of whom, including Mr. Meister, are independent.

Mr. Meister is the founder, Managing Partner and Chief Investment Officer of Corvex Management LP (together with certain of its affiliates, “Corvex”), an investment management firm which beneficially owns 12.9% of the Company’s outstanding common stock. Mr. Meister has extensive boardroom experience and currently serves as a director on the boards of GeneDx Holdings Corp. and MGM Resorts International, and previously served on the boards of Yum! Brands, Inc., The Williams Companies, The ADT Corporation and Ralcorp Holdings, among others.

“We are pleased to welcome Keith to the Vestis Board of Directors,” said Phillip Holloman, Chairman of the Board. “We believe his valuable financial and investment expertise, in addition to his notable track record of public company board experience, will prove a strong addition to our Board. This underscores our ongoing commitment to good corporate governance, evolving our Board composition and adding different and additive perspectives.”

“I look forward to continuing my constructive engagement with the management team and Board as we work together to improve results and enhance shareholder value,” said Mr. Meister. “I am confident Vestis has the right strategy in place to capitalize on its position as one of the key players in a large, growing and fragmented industry, servicing a well-diversified customer base. Corvex’s substantial investment underscores my belief in the opportunity ahead.”

Kim Scott, President and Chief Executive Officer of Vestis, added, “We look forward to benefitting from Keith’s investor perspective and mindset in the boardroom, and we welcome him to our Board. We have enjoyed a very constructive and supportive dialogue about Vestis’ pathway to long-term value creation, rooted in our strategic plan to deliver high-quality growth, efficient operations, and disciplined capital allocation.”

The Company is concurrently filing a Form 8-K regarding Mr. Meister’s appointment to the Board and a related letter agreement between the parties.

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions, or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding our strategy for growth and pathway to long-term value creation. In some cases, forward-looking statements can be identified by words such as “strategy,” “opportunity,” “will,” “helping,” “plan,” “believe,” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy incidents; stakeholder expectations relating to environmental, social and governance considerations; the expected benefits of the separation from Aramark and the risk that conditions to the separation will not be satisfied; the risk of increased costs from lost synergies; retention of existing management team members as a result of the separation from Aramark; reaction of customers, employees and other parties to the separation from Aramark, and the impact of the separation on our business; our leverage and ability to meet debt obligations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investors
Michael Aurelio, CFA
470-653-5015
michael.aurelio@vestis.com

Media
Danielle Holcomb
470-716-0917
danielle.holcomb@vestis.com

Ted McHugh / Hunter Stenback / Marco Castellani
Edelman Smithfield
vestis@edelmansmithfield.com